UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2025

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per Share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2025, Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is out of compliance with the minimum of $10 million of stockholders’ equity required for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(1)(A). The Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 30, 2025 was approximately $6.6 million.

In accordance with Nasdaq rules and as stated in the Letter, the Company has until July 7, 2025 to submit a plan to regain compliance. Alternatively, the Letter notes that the Company may apply to transfer the Company’s securities to the Nasdaq Capital Market, provided that it meets the requirements for continued listing on the Nasdaq Capital Market. The Nasdaq Capital Market’s continued listing requirements include a minimum of $2.5 million of stockholders’ equity.

On May 27, 2025, the Company submitted an application for a transfer from the Nasdaq Global Market to the Nasdaq Capital Market, which is currently pending review by Nasdaq.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K (“Form 8-K”) regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this Form 8-K regarding any potential impact of the reported Nasdaq notification on the listing of the Company’s common stock or the regaining of compliance with the Nasdaq listing rules. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the Company’s ability to regain compliance and the Company’s ability in the future to comply with the Nasdaq listing standards and maintain the listing of its common stock on the Nasdaq, could cause results to differ materially from those expressed or implied by such forward-looking statements. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item 1A, “Risk Factors” in Lulus’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025 and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. The forward-looking statements in this Form 8-K are based upon information available to us as of the date of this Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. These forward-looking statements speak only as of the date of this Form 8-K. The Company undertakes no obligation to update any forward-looking statement in this Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date: May 28, 2025	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer